UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 8, 2007

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road

Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 –FINANCIAL INFORMATION

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In a press release dated January 8, 2007, The Cheesecake Factory Incorporated reported preliminary, unaudited revenues for the fourth quarter of fiscal 2006, which ended on January 2, 2007.

Total revenues for the fourth quarter of fiscal 2006 were $360.4 million, an approximate 18% increase from the fourth quarter of fiscal 2005, on a 13-week basis.  Fiscal 2005 was a 53-week year for the Company, with an additional week in the fourth quarter, while fiscal 2006 was a 52-week year.  On a reported basis, revenues increased approximately 10% in the fourth quarter of fiscal 2006 from $328.6 million in the prior year period.

Comparable restaurant sales increased 0.8% in the fourth quarter of fiscal 2006.  By concept, comparable restaurant sales increased 0.4% at The Cheesecake Factory and increased 7.8% at Grand Lux Cafe in the fourth quarter of fiscal 2006.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

99.1                           Press release dated January 8, 2007 entitled, “The Cheesecake Factory Reports Preliminary Revenues for Fourth Quarter of Fiscal 2006; Company Reports Positive Comparable Restaurant Sales”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2007	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated January 8, 2007 entitled, “The Cheesecake Factory Reports Preliminary Revenues for Fourth Quarter of Fiscal 2006; Company Reports Positive Comparable Restaurant Sales”